Exhibit 99.3

FORM OF PROXY CARD

PEDESTAL BANCSHARES, INC.

1300 West Tunnel Boulevard

Houma, Louisiana 70360

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint James J. Buquet, III, Ricky D. Day and Jacob Giardina, Jr., or any of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Pedestal Bancshares, Inc. to be held on April 21, 2020, at 10:00 a.m., local time, at 100 Eagles Nest Court, Houma, Louisiana 70360, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.

MERGER PROPOSAL. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated January 22, 2020, by and among Pedestal Bancshares, Inc. and Business First Bancshares, Inc., pursuant to which Pedestal Bancshares, Inc. will merge with and into Business First Bancshares, Inc., on the terms and subject to the conditions contained therein, and the transactions described therein.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	ADJOURNMENT PROPOSAL. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

                  If properly executed and returned to Pedestal Bancshares, Inc., this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the joint proxy statement/prospectus relating to the meeting.

[Instructions: Please sign your name exactly as it appears on your stock certificate. When signing in a representative capacity, please include title and authority.]

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.

DATE: ____________________, 2020

Signature	Additional signature, if necessary

Print Name	Print Name

(If signing in representative capacity, print title)